SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entrance into Executive Consulting Agreement

On July 12, 2005, Dendreon entered into a consulting agreement with Martin A. Simonetti, Dendreon’s Senior Vice President of Finance, Chief Financial Officer and Treasurer, which will be effective following Mr. Simonetti’s departure from Dendreon as of July 31, 2005. Mr. Simonetti’s resignation from his position with Dendreon was announced June 9, 2005. Under the consulting agreement Mr. Simonetti will be available to provide services as requested by Dendreon, including with respect to accounting operations, corporate communications, information technology and strategic planning. The agreement provides that Dendreon will pay Mr. Simonetti a monthly fee for services equal to his current base salary for a period of three months. The consulting agreement contains standard confidentiality provisions, and Mr. Simonetti may not engage in any business activities that conflict with his ability to perform services for the benefit of Dendreon under the consulting agreement while in effect.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.35 Consulting	Agreement by and between Dendreon Corporation and Martin A. Simonetti.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President and General Counsel

Date: July 12, 2005

EXHIBIT INDEX

Number	Description
10.35	Consulting Agreement by and between Dendreon Corporation and Martin A. Simonetti.